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                                                                    EXHIBIT 23.1


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Qualified Stock Purchase Plan of Celeritek, Inc. of our reports dated April 24, 1998, with respect to the consolidated financial statements of Celeritek, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

San Jose, California
December 2, 1998